Exhibit 21.1
SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

Name	Jurisdiction	Ownership Interest Held Directly or Indirectly by RenaissanceRe Holdings Ltd.
DaVinci Reinsurance Ltd.	Bermuda	100%
DaVinciRe Holdings Ltd.	Bermuda	(1)
GGH Ireland Holdings Ltd.	Ireland	100%
Glencoe Insurance Ltd.	Bermuda	100%
Renaissance Investment Holdings Ltd.	Bermuda	100%
Renaissance Investment Holdings II Ltd.	Bermuda	100%
Renaissance Investment Management Company Limited	Bermuda	100%
Renaissance Other Investments Holdings Ltd.	Bermuda	100%
Renaissance Other Investments Holdings II Ltd.	Bermuda	100%
Renaissance Other Investments Holdings III Ltd.	Bermuda	100%
Renaissance Reinsurance Ltd.	Bermuda	100%
Renaissance Reinsurance of Europe	Ireland	100%
Renaissance Services of Europe Limited	Ireland	100%
Renaissance Trading Ltd.	Bermuda	100%
Renaissance Underwriting Managers Ltd.	Bermuda	100%
RenaissanceRe Corporate Capital (UK) Limited	U.K.	100%
RenaissanceRe Medici Fund Ltd.	Bermuda	100%
RenaissanceRe Services Ltd.	Bermuda	100%
RenaissanceRe Syndicate 1458	U.K.	100%
RenaissanceRe Syndicate Management Limited	U.K.	100%
RenaissanceRe Ventures Ltd.	Bermuda	100%
RenRe Commodity Advisors Inc.	Delaware	100%
RenRe Energy Advisors Ltd.	Bermuda	100%
RenRe Insurance Holdings Ltd.	Bermuda	100%
RenRe North America Holdings Inc.	Delaware	100%
TimicuanRe III Holdings Limited	Bermuda	(2)
Timicuan Reinsurance III Limited	Bermuda	100%
Top Layer Reinsurance Ltd.	Bermuda	50%
Upsilon Reinsurance Ltd.	Bermuda	(3)
UpsilonRe II Holdings Ltd.	Bermuda	(4)
Upsilon Reinsurance II Ltd.	Bermuda	100%
Weather Predict Consulting Inc.	Virginia	100%
Weather Predict Inc.	Delaware	100%

(1)
As of February 20, 2013, the Company owns 32.9% of DaVinciRe Holdings Ltd.’s ("DaVinciRe") outstanding equity but controls a majority of DaVinciRe's outstanding voting power, and accordingly, DaVinciRe's financial results are consolidated in the Company's financial statements.

(2)
As of February 20, 2013, the Company owns 18.6% of the outstanding non-voting equity of TimicuanRe Holdings III Limited ("TimRe III Holdings"), a variable interest entity, and 100% of TimRe III Holdings's outstanding voting equity. The Company is considered the primary beneficiary of TimRe III Holdings and its financial results are consolidated in the Company's financial statements.

(3)
As of February 20, 2013, the Company owns 74.5% of the outstanding non-voting equity of Upsilon Reinsurance Ltd. ("Upsilon Re"), a variable interest entity, and 100% of Upsilon Re's outstanding voting equity. The Company is considered the primary beneficiary of Upsilon Re and its financial results are consolidated in the Company's financial statements.

(4)
As of February 20, 2013, the Company owns 55.6% of the outstanding non-voting equity of UpsilonRe Holdings II Ltd. ("UpsilonRe II Holdings") a variable interest entity, and 100% of UpsilonRe II Holdings's outstanding voting equity. The Company is considered the primary beneficiary of UpsilonRe II Holdings and its financial results are consolidated in the Company's financial statements.

The names of a number of our subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.